EXHIBIT 99.2

90-92 Main Street, P.O. Box 58
Wellsboro, PA   16901
Phone: (570) 724-3411     Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC

Chartered 1864
FEDERAL DEPOSIT INSURANCE CORP

December 31, 2010	QUARTERLY REPORT

Dear Shareholder:

I am pleased to report net income of $4,884,000 for the fourth quarter of 2010 which is a $642,000 increase over the fourth quarter of 2009, or 15.1%.  Year-to-date earnings for 2010 were a record $17,581,000 which represents a $58,344,000 increase over the prior year.  Redemption of the outstanding preferred stock during the third quarter positively affected fourth quarter net income by $373,000.  Return on average assets was 1.44% and return on average equity was 12.69% for the year which places Citizens & Northern near the top of its peer group.

Total assets remained relatively unchanged over the past quarter and year.  A deleveraging of the balance sheet over the past year has resulted in the reduction of borrowed funds by $52,747,000.  Historically low investment yields precipitated the decision to deleverage the balance sheet.  Management increased the provision for loan losses by $530,000 over the prior quarter but asset quality remains strong with nonperforming assets being .92% of total assets.

We are encouraged by the continued rise in our stock price which closed the year at $14.86 per share, an increase of 55.77% over the prior year-end.

As we close a very successful 2010, I solicit your continued support as we strive to enhance shareholder value.  2011 will present many challenges but with the dedicated effort of our employees and Board of Directors I am confident that we will succeed.

Charles H. Updegraff, Jr.
Chairman, President, & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS

Charles H. Updegraff, Jr. - Chairman
Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler
Edward L. Learn

DIRECTORS EMERITI
R. Robert DeCamp	Karl W. Kroeck

CITIZENS & NORTHERN BANK
OFFICES
428 S. Main Street, ATHENS, PA 18810	570-888-2291
3 Main Street, CANISTEO, NY 14823	607-698-4295
10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
111 Main Street, DUSHORE, PA 18614	570-928-8124
563 Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
6250 County Route 64, HORNELL, NY 14843	607-324-4081
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
514 Main Street, LAPORTE, PA 18626	570-946-4011
4534 Williamson Trail LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
612 James Monroe Avenue, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
24 Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148

TRUST & FINANCIAL MANAGEMENT GROUP
3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
135 East Fourth Street, Emporium, PA 15834	814-274-1929
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	877-838-2517
www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
(In Thousands, Except Per Share Data) (Unaudited)
	4TH	3RD	4TH	YEAR ENDED
	QUARTER	QUARTER	QUARTER	DECEMBER 31,
	2010	2010	2009	2010	2009
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$ 15,500	$ 15,495	$ 16,256	$ 62,114	$ 67,976
Interest Expense	4,310	4,639	5,670	19,245	24,456
Net Interest Income	11,190	10,856	10,586	42,869	43,520
Provision for Loan Losses	719	189	126	1,191	680
Net Interest Income After Provision for Loan Losses	10,471	10,667	10,460	41,678	42,840
Other Income (a)	3,480	3,575	3,663	13,917	13,021
Net Gains (Losses) on Available-for-sale Securities	64	388	(318)	829	(83,840)
Other Expenses (a)	7,720	8,095	7,682	31,569	34,011
Income (Loss) Before Income Tax Provision (Credit)	6,295	6,535	6,123	24,855	(61,990)
Income Tax Provision (Credit)	1,411	1,671	1,508	5,800	(22,655)
Net Income (Loss)	4,884	4,864	4,615	19,055	(39,335)
U.S. Treasury Preferred Dividends	-	729	373	1,474	1,428

Net Income (Loss) Available to Common Shareholders	$ 4,884	$ 4,135	$ 4,242	$ 17,581	$ (40,763)

Adjustments to Calculate Core Earnings (b):
Net Income (Loss)	$ 4,884	$ 4,864	$ 4,615	$ 19,055	$ (39,335)
Add: OTTI Losses	-	-	956	433	85,363
Less: Realized gains on assets previously written down	(38)	(334)	(947)	(707)	(1,308)
Add/Less: Income Tax (c)	(135)	114	(516)	(280)	(28,206)
Core Earnings (b)	$ 4,711	$ 4,644	$ 4,108	$ 18,501	$ 16,514
Core Earnings Available to Common Shareholders (b)	$ 4,711	$ 3,915	$ 3,735	$ 17,027	$ 15,086

PER COMMON SHARE DATA:
Net Income (Loss) - Basic	$0.40	$0.34	$0.42	$1.45	($4.40)
Net Income (Loss) - Diluted	$0.40	$0.34	$0.42	$1.45	($4.40)
Dividend Per Share	$0.12	$0.10	$0.00	$0.39	$0.72
Number Shares Used in Computation - Basic	12,148,541	12,136,516	10,141,903	12,131,039	9,271,869
Number Shares Used in Computation - Diluted	12,148,772	12,136,516	10,141,903	12,131,039	9,271,869
Number Shares Used in Computation - Diluted - for
Ratios Based on Core Earnings (b)	12,148,772	12,136,516	10,141,903	12,131,039	9,272,489

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	DEC. 31,	SEPT. 30,	DEC. 31,
	2010	2010	2009
ASSETS
Cash & Due from Banks	$ 46,301	$ 53,225	$ 92,065
Available-for-sale Securities	443,956	433,392	396,288
Loans Held for Sale (a)	5,247	561	592
Loans, Net (a)	721,304	717,526	712,746
Intangible Assets	12,268	12,312	12,444
Other Assets	87,512	91,092	107,660
TOTAL ASSETS	$ 1,316,588	$ 1,308,108	$ 1,321,795

LIABILITIES
Deposits	$ 1,004,348	$ 983,516	$ 926,789
Repo Sweep Accounts	18,413	18,402	34,229
Total Deposits and Repo Sweeps	1,022,761	1,001,918	961,018
Borrowed Funds	148,495	158,654	201,242
Other Liabilities	6,388	6,454	7,125
TOTAL LIABILITIES	1,177,644	1,167,026	1,169,385

SHAREHOLDERS' EQUITY
Preferred Stock	-	-	25,749
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	140,545	136,920	127,552
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	(1,351)	4,394	(522)
Defined Benefit Plans	(250)	(232)	(369)
TOTAL SHAREHOLDERS' EQUITY	138,944	141,082	152,410
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 1,316,588	$ 1,308,108	$ 1,321,795

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	YEAR ENDED		%
	DECEMBER 31,		INCREASE
	2010	2009	(DECREASE)
EARNINGS PERFORMANCE
Net Income (Loss)	$ 19,055	$ (39,335)	NM
Return on Average Assets	1.44%	-3.03%	NM
Return on Average Equity	12.69%	-27.74%	NM
Core Earnings (b)	$ 18,501	$ 16,514	12.03%
Core Earnings/Average Assets (b)	1.40%	1.27%	10.24%
Core Earnings/Average Equity (b)	12.32%	11.65%	5.75%

BALANCE SHEET HIGHLIGHTS
Total Assets	$ 1,316,588	$ 1,321,795	-0.39%
Available-for-Sale Securities	443,956	396,288	12.03%
Loans (Net)	721,304	712,746	1.20%
Allowance for Loan Losses	9,107	8,265	10.19%
Deposits and Repo Sweep Accounts	1,022,761	961,018	6.42%

Trust Assets Under Management	608,843	605,062	0.62%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$1.45	($4.40)	NM
Net Income - Diluted	$1.45	($4.40)	NM
Core Earnings - Basic (b)	$1.40	$1.63	-14.11%
Core Earnings - Diluted (b)	$1.40	$1.63	-14.11%
Dividends	$0.39	$0.72	-45.83%
Common Book Value	$11.43	$10.46	9.27%
Tangible Common Book Value	$10.42	$9.43	10.50%
Market Value (Last Trade)	$14.86	$9.54	55.77%
Market Value / Common Book Value	130.01%	91.20%	42.55%
Market Value / Tangible Common Book Value	142.61%	101.17%	40.97%
Price Earnings Multiple	10.25	NM	NM
Dividend Yield	2.62%	7.55%	-65.30%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	9.71%	8.72%	11.35%
Nonperforming Assets / Total Assets	0.92%	0.76%	21.65%
Allowance for Loan Losses / Total Loans	1.25%	1.15%	8.70%
Total Risk Based Capital Ratio (d)	17.08%	17.89%	-4.52%
Tier 1 Risk Based Capital Ratio (d)	15.78%	16.70%	-5.48%
Leverage Ratio (d)	9.17%	9.86%	-6.99%

AVERAGE BALANCES
Average Assets	$1,326,145	$1,296,086	2.32%
Average Equity	150,133	141,787	5.89%

NM - Not meaningful.

(a) Certain information that was previously reported has been reclassified for consistency with the current presentation.

(b) Core Earnings is an earnings performance measurement which management has defined to exclude other-than-temporary impairment (OTTI) losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized.  Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles (GAAP).  Management believes Core Earnings information is meaningful for evaluating the Corporation's operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and other securities.  The disclosure of Core Earnings should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  This table includes a reconciliation of Core Earnings to net (loss) income, the most directly comparable GAAP financial measure.

(c) Income tax has been allocated to non-core gains and losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes.  A valuation allowance of $886,000 was recorded in the third quarter 2009, was reduced to $373,000 in the fourth quarter 2009, further reduced to $148,000 in the 2nd quarter 2010 and reduced to $0 in the fourth quarter 2010.

(d) Capital ratios as of December 31, 2010 are estimated.